UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 5, 2013

CHIMERA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-33796	26-0630461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas Suite 2902 New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 454-3759

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        On December 6, 2013, the Board of Directors of Chimera Investment Corporation (“Chimera”) appointed Mohit Marria as Chief Investment Officer of Chimera, effective immediately.  Mr. Marria was previously the head residential mortgage credit trader at Fixed Income Discount Advisory Company (“FIDAC”), the external manager of Chimera.

Mr. Marria, 35, joined FIDAC in August 2005.  While at FIDAC, Mr. Marria has had responsibility for the development and implementation of Chimera’s trading strategies in residential mortgage-backed securities, residential mortgage loans and its derivatives portfolio.  He has been a member of the investment team since Chimera’s inception.  Mr. Marria joined FIDAC from American International Group (AIG).  Prior to working at AIG, Mr. Marria worked at Metropolitan Life Insurance Company.  Mr. Marria earned a Bachelor’s Degree in Finance and a Masters of Business Administration each from the Rutgers University.

FIDAC employs Mr. Marria as an Executive Vice President.  There are no other arrangements or understandings between Mr. Marria and any other person pursuant to which he was appointed.  There are also no family relationships between Mr. Marria and any director or executive officer of the Company and Mr. Marria has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K (e.g., related party transactions).

Effective December 5, 2013, Christian Woschenko resigned from his position as the Head of Investments of Chimera.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release, dated December 10, 2013, issued by Chimera Investment Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chimera Investment Corporation

		By:	/s/ Rob Colligan
			Name:	Rob Colligan
			Title:	Chief Financial Officer

Date:	December 10, 2013